Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 26, 2015, with respect to the consolidated financial statements as of and for the year ended December 31, 2014 of XG Sciences, Inc. which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC

Tampa, Florida

January 26, 2016